UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 14, 2016

Enviva Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Ave, Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 657-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                Completion of Acquisition or Disposition of Assets.

On December 14, 2016, Enviva Partners, LP, a Delaware limited partnership (the “Partnership”) and an indirect subsidiary of Enviva Holdings, LP, a Delaware limited partnership (“Enviva Holdings”), consummated the transactions contemplated by the previously announced Contribution Agreement (the “Contribution Agreement”), dated as of November 1, 2016, by and between the Partnership and Enviva Wilmington Holdings, LLC, a Delaware limited liability company (the “Hancock JV”) that is a joint venture between Enviva Holdings, Hancock Natural Resource Group, Inc. and certain other affiliates of John Hancock Life Insurance Company. Pursuant to the Contribution Agreement, the Hancock JV contributed to Enviva, LP, a Delaware limited partnership and a wholly owned subsidiary of the Partnership, all of the issued and outstanding limited liability company interests in Enviva Pellets Sampson, LLC, a Delaware limited liability company (“Sampson”), for total consideration of $175.0 million, consisting of $145.0 million in cash, subject to certain adjustments, and 1,098,415 common units representing limited partner interests in the Partnership (the “Sampson Acquisition”).

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description in Item 2.01 above is incorporated in this Item 2.03 by reference.

Item 3.02.                Unregistered Sales of Equity Securities.

The description in Item 2.01 above is incorporated in this Item 3.02 by reference.

Item 7.01.                Regulation FD Disclosure.

On December 14, 2016, the Partnership issued a press release announcing that it had consummated the transactions contemplated by the Contribution Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being “furnished” and shall not be deemed to be “filed” by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.                Other Events.

In connection with the closing of the transactions contemplated by the Contribution Agreement, the following transactions also occurred on December 14, 2016:

•                  The Partnership entered into a take-or-pay off-take contract with the Hancock JV pursuant to which the Partnership will sell to the Hancock JV approximately 95,000 MTPY of wood pellets. Deliveries under this contract will commence on January 1, 2020 and continue through December 31, 2034.

•                  Enviva, LP and Enviva Port of Wilmington, LLC (“Port of Wilmington”) entered into a terminal services agreement pursuant to which Port of Wilmington will provide terminal services at its marine terminal in Wilmington, North Carolina for production from the wood pellet production plant located in Sampson County, North Carolina acquired by Enviva, LP in connection with the Sampson Acquisition.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated December 14, 2016

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA PARTNERS, LP

	By:	Enviva Partners GP, LLC, its general partner

Date: December 14, 2016
	By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated December 14, 2016